Exhibit 99.1

BIOMET ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER OF FISCAL YEAR 2009

WARSAW, Ind., January 13, 2009 – Biomet, Inc. announced today financial results for its second fiscal quarter ended November 30, 2008.

•	Net sales increased 6% (9% constant currency) to approximately $643 million

•	Reconstructive product sales increased 10% worldwide on a constant currency basis

•	Hip sales increased 10% (14% constant currency) worldwide, with 12% growth in the U.S.

•	Knee sales increased 7% (10% constant currency) worldwide, with U.S. growth at 11%

Net sales increased 6% during the second quarter of fiscal year 2009 to $642.8 million from $607.2 million for the second quarter of fiscal year 2008. Excluding the impact of foreign currency, net sales increased 9%. U.S. sales increased 9% to $379.5 million during the quarter, while Europe sales of $195.4 million increased 8% on a constant currency basis and International (primarily Canada, South America, Mexico and the Pacific Rim) sales of $67.9 million increased 13% on a constant currency basis. For the six-month period ended November 30, 2008, net sales of $1,249.8 million increased 9% on a reported and constant currency basis.

Operating income for the second quarter of fiscal year 2009 was $80.0 million on a reported basis, compared to an operating loss of $251.0 million for the second quarter of fiscal year 2008. Excluding special charges in both periods, adjusted operating income increased 17% to $211.4 million for the second quarter compared to $180.0 million for the same period last year. Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the second quarter of fiscal year 2009 increased 17% to $247.1 million, or 38.4% of sales, compared to adjusted EBITDA of $210.8 million, or 34.7% of sales, in the prior year period.

During the second quarter of fiscal year 2009, Biomet reported $131.4 million of special items (pre-tax), including purchase accounting charges of $94.3 million. The purchase accounting charges primarily relate to amortization expense for established intangible assets, along with depreciation expense as a result of the step-up of property to fair value. A reconciliation of reported results to adjusted results can be viewed in the Investors Section of Biomet’s website, www.biomet.com, under the section entitled, Quarterly Financial Results, or by clicking on the following link:

http://www.biomet.com/fileLibrary/corporate/investors/financials/fiscal2009Q2OtherFinancialInformation.pdf

The Company’s net interest expense for the second quarter of fiscal year 2009 was $139.2 million compared to $148.7 million for the second quarter of last year. Net debt at November 30, 2008, was $5,967.6 million, a decrease of approximately $200 million from fiscal year ended May 31, 2008, primarily due to foreign currency fluctuations in connection with our Euro-denominated term loan.

Biomet’s President and Chief Executive Officer Jeffrey R. Binder stated, “I am pleased with our consolidated sales results for the second quarter of fiscal year 2009, as we experienced our sixth consecutive quarter of double-digit global reconstructive device sales growth on a constant currency basis. I’m particularly pleased with the 14% sales growth for our hip products, attributable to demand for several product lines including our recently introduced E-Poly™ Acetabular Liners and the Regenerex® Ringloc®+ Modular Acetabular System. I’m satisfied with the turnaround in our spine franchise, which resulted in 9% sales growth due to new product introductions and improved sales force effectiveness. In addition, the team delivered another quarter of leveraged growth with adjusted EBITDA increasing 17% compared to the same period in the prior year.”

Second Quarter Sales Performance

	Worldwide Reported Quarter 2 - 2009	Worldwide Reported Growth%	Worldwide CC Growth%	United States Growth%
Reconstructive	$483.3	6%	10%	11%

Hips		10%	14%	12%
Knees		7%	10%	11%
Dental		-2%	2%	1%
Other		9%	14%	17%

Fixation	58.0	2%	4%	2%
Spine	55.3	8%	9%	10%
Other	46.2	2%	6%	6%

Total Sales	$642.8	6%	9%	9%

Products primarily driving the strong growth for Biomet’s global hip sales included the M2a-Magnum™ Acetabular System, the traditional and Microplasty™ versions of the Taperloc® Hip Stem, E-Poly™ Acetabular Liners, and the Regenerex® Ringloc®+ Modular Acetabular System, in addition to European sales of the Bi-Metric® and Aura™ Hip Stems and the Exceed ABT™ (Advanced Bearing Technologies) Acetabular System.

Biomet’s knee sales increased 10% on a constant currency basis during the second quarter as a result of continued demand for the Oxford® Partial Knee System and the Vanguard™ Complete Knee System. The free-floating mobile-bearing Oxford® System is the most widely used and clinically proven partial knee in the world with 10, 15 and 20-year published results. The Vanguard™ System offers surgeons and their patients more implant combinations than any other total knee system on the market.

Dental reconstructive device sales increased 2% worldwide during the second quarter on a constant currency basis, due to a combination of factors including a difficult economic environment, the elective nature of dental implant procedures, and the availability of alternative treatment options that are more commonly reimbursed through insurance.

During the second quarter, the positive sales growth for internal fixation and craniomaxillofacial fixation products was partially offset by decreased sales of electrical stimulation and external fixation devices. Spine product sales increased 10% in the United States and increased 9% worldwide, on a constant currency basis with solid growth coming from both spine hardware and spinal stimulation devices. Sales of “other” products were impacted by decreased sales of softgoods and bracing products, while Biomet’s sports medicine division reported solid sales growth during the second quarter of fiscal year 2009.

All trademarks herein are the property of Biomet, Inc. or its subsidiaries unless otherwise indicated.

Financial Schedule Presentation

The Company’s unaudited condensed consolidated financial statements as of and for the three months ended November 30, 2008 and 2007, for the six months ended November 30, 2008, for the periods July 12 to November 30, 2007 (Successor) and June 1 to July 11, 2007 (Predecessor), and other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States and reflects purchase accounting adjustments related to the merger referenced below.

In the related website schedules, the June 1 to July 11, 2007 (Predecessor) and July 12 to November 30, 2007 (Successor) periods have been combined and are referred to as “combined”. The combined presentation does not comply with U.S. Generally Accepted Accounting Principles (GAAP), but is presented because we believe it provides the most meaningful comparison of our results. The results of the Successor are not comparable to the results of the Predecessor due to the difference in basis of presentation as a result of purchase accounting related to the Merger.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, autologous therapies and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

The Transaction

Biomet Inc. finalized the merger with LVB Acquisition Merger Sub, Inc., a wholly-owned subsidiary of LVB Acquisition, Inc. on September 25, 2007. LVB Acquisition, Inc. is indirectly owned by investment partnerships directly or indirectly advised or managed by The Blackstone Group L.P., Goldman Sachs & Co., Kohlberg Kravis Roberts & Co. L.P. and TPG Capital.

Contacts

For further information contact Daniel P. Florin, Senior Vice President and Chief Financial Officer at (574) 372-1687 or Barbara Goslee, Director, Corporate Communications at (574) 372-1514.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company’s principal product lines; the results of ongoing investigations by the United States Department of Justice and the United States Securities and Exchange Commission; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Deferred Prosecution Agreement and Corporate Integrity Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K (as amended) and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

Biomet, Inc.

Geographic Segment Net Sales Percentage Summary

Three Month Period Ended November 30, 2008

(In millions, unaudited)

	Q2 2009	Q2 2008	Reported Growth %	Constant Currency Growth %
Geographic Segments:
United States	$379.5	$347.0	9.4%	9.4%
Europe	195.4	196.5	(0.1)%	7.7%
International	67.9	63.7	6.6%	12.7%

Total	$642.8	$607.2	5.9%	9.2%

	Sales Growth As Reported	FX Impact	Sales Growth in Local Currencies
United States	9.4%	—%	9.4%
Europe	(0.1)%	(7.8)%	7.7%
International	6.6%	(6.1)%	12.7%

Total sales	5.9%	(3.3)%	9.2%

*	See Non-GAAP Financial Measures Disclosure above

Biomet, Inc.

Geographic Segment Net Sales Percentage Summary

Six Month Period Ended November 30, 2008

(In millions, unaudited)

	1H 2009	(Combined)* 1H 2008	Reported Growth %	Constant Currency Growth %
Geographic Segments:
United States	$747.9	$683.9	9.4%	9.4%
Europe	364.8	339.1	7.6%	7.6%
International	137.1	121.6	12.7%	12.8%

Total	$1,249.8	$1,144.6	9.2%	9.2%

	Sales Growth As Reported	FX Impact	Sales Growth in Local Currencies
United States	9.4%	—%	9.4%
Europe	7.6%	—%	7.6%
International	12.7%	(0.1)%	12.8%

Total sales	9.2%	—%	9.2%

*	See Non-GAAP Financial Measures Disclosure above
*	Non-GAAP Financial Measures:

Management uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency (constant currency), operating income as adjusted, net income as adjusted, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA (as defined by our bank agreement, the method to calculate this is likely to be different from methods used by other companies). In addition, information for the period from June 1 to July 11, 2007 (“Predecessor” and the date which the merger of Biomet with a company owned by a consortium of private equity funds occurred, with Biomet as the surviving entity) and from July 12, 2007 and thereafter (Successor) periods have been combined and are referred to as “Combined” in the press release and attached statements. The combined presentation does not comply with U.S. GAAP, but is presented because we believe it provides the most meaningful comparison of our results. The results of the Successor are not comparable to the results of the Predecessor due to the difference in basis of presentation of purchase accounting as compared to historical cost. The term “as adjusted”, a non-GAAP financial measure, refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation or amortization and/or exclude certain expenses as defined by our bank agreement, such as restructuring charges, integration and facilities opening costs or other business optimization expenses, new systems design and implementation costs, certain start-up costs and costs related to consolidation of facilities, certain non-cash charges, advisory fees paid to the private equity owners, certain severance charges, purchase accounting costs, costs associated with stock option accounting issues, payments to distributors that are not in the ordinary course of business, litigation costs, and other related charges. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to team member performance compensation targets, including equity incentives. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP in the United States.

Biomet, Inc.

As Reported Consolidated Statements of Operations

(In millions, unaudited)

	Three Months Ended November 30, 2008	Three Months Ended November 30, 2007
Net sales	$642.8	$607.2
Cost of sales	194.9	244.6

Gross profit	447.9	362.6
Gross profit percentage	69.7%	59.7%

Selling, general and administrative	254.7	413.2
Research and development	23.4	21.9
In-process research and development	—	86.2
Amortization	89.8	92.3

Operating income (loss)	80.0	(251.0)
Percentage of Sales	12.4%	-41.3%

Other income (expense), net	(11.6)	(4.9)
Interest expense, net	(139.2)	(148.7)

Income (loss) before income taxes	(70.8)	(404.6)

Income taxes	(31.1)	(102.6)

Tax rate	43.9%	25.4%

Net income (loss)	$(39.7)	$(302.0)

Percentage of Sales	-6.2%	-49.7%

*	See Non-GAAP Financial Measures Disclosure above

Biomet, Inc.

As Reported Consolidated Statements of Operations

(In millions, unaudited)

	Six Months Ended November 30, 2008	(Successor) Period from July 12, 2007 to November 30, 2007	(Predecessor) Period from June 1, 2007 to July 11, 2007
Net sales	$1,249.8	$895.8	$248.8
Cost of sales	376.4	351.4	102.3

Gross profit	873.4	544.4	146.5
Gross profit percentage	69.9%	60.8%	58.9%

Selling, general and administrative	508.2	600.5	194.2
Research and development	46.9	35.5	34.0
In-process research and development	—	479.0	—
Amortization	181.3	137.5	0.5

Operating income (loss)	137.0	(708.1)	(82.2)
Percentage of Sales	11.0%	-79.0%	-33.0%

Other income (expense), net	(20.6)	0.5	0.6
Interest expense, net	(280.3)	(229.1)	(0.3)

Income (loss) before income taxes	(163.9)	(936.7)	(81.9)

Income taxes	(64.3)	(152.5)	(27.3)

Tax rate	39.3%	16.3%	33.3%

Net income (loss)	$(99.6)	$(784.2)	$(54.6)

Percentage of Sales	-8.0%	-87.5%	-21.9%

*	See Non-GAAP Financial Measures Disclosure above

Biomet, Inc.

Balance Sheet

(In millions)

	(Unaudited) November 30, 2008	May 31, 2008
Assets
Cash and cash equivalents	$229.3	$127.6
Accounts receivable, net	483.5	486.2
Income tax receivable	48.8	48.8
Inventories	510.3	539.7
Current deferred income taxes	97.1	100.7
Prepaids and other current assets	45.5	46.7
Property, plant and equipment, net	611.9	640.9
Investments	33.8	41.3
Intangible assets, net	5,736.3	6,208.2
Goodwill	5,103.4	5,422.8
Other assets	111.4	118.9

Total Assets	$13,011.3	$13,781.8

Liabilities and Stockholders’ Equity
Current liabilities	$481.0	$408.2
Accrued Interest	79.7	80.9
Short-term borrowings	72.5	75.4
Long-term debt	6,124.4	6,225.4
Deferred income taxes	1,902.7	2,112.5
Other Long-term liabilities	29.1	43.1
Stockholders’ equity	4,321.9	4,836.3

Total Liabilities and Stockholders’ Equity	$13,011.3	$13,781.8

Net Debt (a) *	$5,967.6	$6,173.2

(a)	Net debt is the sum of cash and cash equivalents less total debt.

*	See Non-GAAP Financial Measures Disclosure above

Biomet, Inc.

Consolidated Statements of Cash Flows

(In millions, unaudited)

	Six Months Ended November 30, 2008	(Successor) Period from July 12, 2007 to November 30, 2007	(Predecessor) Period from June 1, 2007 to July 11, 2007
Cash flows provided by (used in) operating activities:
Net loss	$(99.6)	$(784.2)	$(54.6)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	261.4	195.2	9.3
Amortization of deferred financing costs	5.7	4.7	—
In-process research and development charge	—	479.0	—
Stock based compensation expense	18.8	—	—
Inventory step-up related to merger	—	92.3	—
Allowance for accounts receivable	(3.5)	—	—
Loss (gain) and impairment on investments	6.5	—	(7.0)
Provision for inventory obsolescence	0.4	—	—
Deferred income taxes	(69.7)	(248.3)	76.7
Excess tax benefit from exercise of stock options	—	—	(3.9)
Other	(0.1)	(0.3)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(40.5)	(29.7)	5.8
Inventories	(25.5)	20.5	(12.0)
Prepaid expenses	(2.6)	35.8	—
Accounts payable	(6.7)	(9.9)	(1.6)
Accrued (refundable) income taxes	(5.7)	27.9	—
Accrued interest	(0.8)	106.3	—
Share-based compensation accrual related to merger	—	—	112.8
Other	9.5	110.1	(66.1)

Net cash provided by (used in) operating activities	47.6	(0.6)	59.4
Cash flows provided by (used in) investing activities:
Net proceeds from investments	—	95.8	42.8
Capital expenditures	(92.9)	(76.7)	(22.0)
Acquisitions, net of cash acquired	(2.2)	(0.4)	(9.8)
Acquisition of Biomet, Inc.	—	(11,638.2)	—

Net cash provided by (used in) investing activities	(95.1)	(11,619.5)	11.0
Cash flows provided by financing activities:
Debt:
Proceeds (payments) under amended revolving credit agreement	8.5	(40.4)	0.2
Proceeds (payments) under senior secured credit facility	(18.2)	—	—
Proceeds (payments) under asset based revolver	165.4	—	—
Proceeds from long-term debt related to merger	—	6,250.7	—
Payment of deferred financing costs	—	(87.1)	—
Equity:
Capital contributions	1.9	5,401.9	—
Repurchase of common shares	(0.6)	—	(2.8)
Excess tax benefit from exercise of stock options	—	—	3.9

Net cash provided by financing activities	157.0	11,525.1	1.3
Effect of exchange rate changes on cash	(7.8)	2.0	0.1

Increase (decrease) in cash and cash equivalents	101.7	(93.0)	71.8
Cash and cash equivalents, beginning of period	127.6	176.9	105.1

Cash and cash equivalents, end of period	$229.3	$83.9	$176.9

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$277.1	$1.5	$—

Income taxes	$14.8	$21.0	$—